UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Xethanol Corporation
(Name of Registrant as Specified In Its Charter)

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Supplement dated January 16, 2008 to Proxy Statement dated December 27, 2007

1185 Avenue of the Americas, 20th Floor
New York, NY 10036

January 16, 2008

Background

As explained in our proxy statement dated December 27, 2007, we are holding our annual meeting of stockholders on Tuesday, January 22, 2008, at 1:00 p.m., Eastern Standard Time, at our headquarters located at 1185 Avenue of the Americas, 20th Floor, New York, New York.

At this year’s meeting, we are asking our stockholders to elect six directors; to approve an amendment to our 2005 Incentive Compensation Plan to increase the number of shares of common stock available for issuance under the plan from 4,000,000 to 6,500,000; and to ratify the appointment of Imowitz Koenig & Co., LLP as our independent registered public accounting firm for 2007.

Error in Voting Instructions

We are providing this supplement to correct an error in the proxy statement’s explanation of the voting rules that apply to the vote on Proposal No. 2 - the amendment to our 2005 Incentive Compensation Plan to increase the number of shares of common stock available for issuance under the plan from 4,000,000 to 6,500,000. The error relates to the description of how “broker non-votes” are treated, and it is only an issue if your stockbroker, bank or other custodian (broker) holds your shares as your nominee (that is, in “street name”).

As background, brokers that have not received voting instructions from their clients can vote their clients’ shares on some “routine” proposals (such as director elections), but they cannot vote those share on “non-routine” proposals like Proposal No. 2. If a stockholder fails to give voting instructions to his or her broker on Proposal No. 2, then the broker will indicate on the proxy that the broker does not have discretionary authority to vote those shares on Proposal No. 2, and those shares will be treated as “broker non-votes” on that proposal. To be approved, Proposal No. 2 must receive “FOR” votes from the majority of the shares of common stock present either in person or by proxy and entitled to vote on the matter at the annual meeting. Because shares treated as “broker non-votes” are not entitled to vote on Proposal No. 2, they will have no effect on the vote on that proposal. (The December 27, 2007 proxy statement erroneously stated that a broker non-vote would have the same effect as a vote “AGAINST” the proposal.) Shares represented by broker non-votes will be counted in determining whether there is a quorum.

Annual Meeting of Stockholders on January 22

We plan to convene the annual meeting of stockholders as planned on January 22, and we will meet with and make a presentation to our stockholders that day. At the meeting, our Chief Executive Officer will adjourn the meeting and announce that the meeting will be reconvened on February 12, 2008, at 1:00 p.m., Eastern Standard Time, at our headquarters located at 1185 Avenue of the Americas, 20th Floor, New York, New York. At the reconvened meeting, we will open and close the polls and announce the results of the voting on all three proposals. At the reconvened meeting in February, there will be no further presentations by management, and we do not expect to conduct any business other than concluding the voting on the proposals. The purpose of adjourning the meeting and reconvening it on February 12 is to make sure our stockholders have an adequate opportunity to consider the corrected rules. If your shares are held in street name with a broker, we encourage you to contact your broker to provide instructions to vote your shares.